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                                                                    EXHIBIT 23

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-35584) of Oppenheimer Capital, L.P. of our reports dated June 20, 1995 appearing on pages F-1 and F-8 of the Oppenheimer Capital, L.P. Annual Report on Form 10-K for the year ended April 30, 1995.

PRICE WATERHOUSE LLP

New York, New York
June 20, 1995